Exhibit 10.2
2/94

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 28th day of April 1999 between 120 Partners, a New York Limited Liability Company (LLC) having an office at 120 Fifth Avenue, New York, New York, 10011, party of the first part, hereinafter referred to as OWNER, and foreignTV.com, a New York Corporation having an office at 350 Fifth Avenue, Ste. 6011, New York, New York 10118, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire 7th Floor in the building known as 120 Fifth Avenue, in the Borough of Manhattan, City of New York, for the term of seven years and one (1) month (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date ______ day of ________ nineteen hundred and __________, and to end on the _______ day of SEE ARTICLE 40 and ___________ both dates inclusive, at an annual rental rate of SEE ARTICLE 39 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first ______ monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1.	Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:	2.	Tenant shall use and occupy demised premises for general and executive offices and for no other purpose.

Tenant Alterations:

3.  Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent, which consent shall not be unreasonably withheld or delayed. Subject to prior written consent of Owner and to the provisions of this article, Tenant at Tenant's expense may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub- contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time either by Tenant or by Owner on Tenant's behalf, shall, upon termination of the lease become the property of Owner and Tenant is expressly permitted by this lease to remove same or shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

SEE ARTICLE 41, 66, 67

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness,omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

SEE ARTICLE 67

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction. Subject to the foregoing, Tenant shall have the right to clean the windows in the demised premises.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy, Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonably judgement, to absorb and prevent vibration, noise and annoyance.

SEE ARTICLE 60

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

SEE ARTICLE 61

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided (d) If the demised premises are rendered substantially unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 9O days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume twenty (20) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

SEE ARTICLE 69

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further or underletting.

SEE ARTICLE 59

Electric Current:
[GRAPHIC]

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, e.g. standard business hours, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the

[GRAPHIC] Rider to be added if necessary.

same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

SEE ARTICLE 67

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

SEE ARTICLE 60

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

SEE ARTICLE 65

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; rejected under ss.235 of Title 11 of the U.S. Code (bankruptcy code); then, in any one or more of such events, upon Owner serving a written (15) business days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) business days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said (15) business day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) business day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in all five (5) days periods herein are changed to ten (10) business days hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment and such default shall continue for more than ten (10) business days after notice (except that Owner shall not be obligated to give more than two such notices in any consecutive twelve month period of time, after which no notice of monetary default need be given during such twelve month period herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

SEE ARTICLE 55

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner or such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

SEE ARTICLE 55

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for reasonably the security of the building and its occupants. Anything to the contrary contained herein notwithstanding, Owner shall not change the arrangement and/or location of toilets or corridors within the demised premises without written the prior consent of Tenant, which consent shall not be unreasonably withheld (giving due consideration to Tenant's and Owner's needs.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.

SEE ARTICLE 55

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

SEE ARTICLE 64

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice, or by hand with receipt signed by Owner.

SEE ARTICLE 61

Services Provided by Owners:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's and conditioning/cooling and ventilating system, air conditioning/ cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid.

[GRAPHIC] RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing

[GRAPHIC] Rider to be added if necessary.

in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

SEE ARTICLE 66

Security:

[GRAPHIC]

34. Tenant has deposited with Owner either an irrevocable letter of credit drawn on a NY bank satisfactory to Owner or the sum of $79,500.00* as security for the faithful provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any much assignment, encumbrance, attempted assignment or attempted encumbrance. Owner shall deliver estoppel certificate to Tenant on same general terms.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), staring the dates to which the rent and additional rent have been paid, and stating whether or not there exists and any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

[GRAPHIC] Space to be filled in or deleted.

* to be reduce to $53,000 in year 4 provided Tenant shows a net worth of at least $5 million in a then-current filing with the S.E.C.

Additional Clauses attached to and forming a part of lease dated April ___ , 1999 between 120 Partners, Owner, and foreignTV.com, Inc., a Delaware corporation, Tenant.

37. Overlease: This lease is subject and subordinate to an overlease (the "Overlease") dated October 1, 1985 between 120 Fifth Avenue Associates, a New York limited partnership having an office at 342 Madison Avenue, New York, New York, as Landlord, and 120 Partners, as Tenant (120 Fifth Avenue Associates is hereinafter referred to as "Overlandlord", 120 Partners is herein referred to as "Owner").

38. Owner's Work: Owner shall not be obligated to make any repairs, alterations, improvements or additions to said demised premises for Tenant's occupancy, except that Owner shall, at its sole cost and expense, perform such repairs, alterations, improvements or additions to said demised premises as are herein specifically set forth herein ("Owner's Work"). All such work shall be performed by Owner in accordance with applicable laws or other governmental authority, but Owner's failure to do so shall not, alone, mean that demised premises have not been "substantially" completed or otherwise entitle Tenant to make any claim that the term of this lease has not commenced.

39. RENTAL: (A) The payments reserved under this lease for the term hereof shall be and consist of the aggregate of:

(i) "Minimum Rent" shall be as follows: commencing upon the Commencement Date (as defined in Article 40) and continuing until the expiration date of this lease, $159,000.00 per annum ($13,250.00 per month) in lease years 1 through 4, and $169,600.00 per annum ($14,133.33 per month) in lease years 5 through 7.

(ii) "Additional Rent", consisting of all such other sums of money as shall become due from and payable by Tenant to Owner pursuant to the terms of this lease (for default in payment of which Owner shall have the same remedies as a default in payment of Minimum Rent).

(B) So long as Tenant shall not be in default under this lease beyond any applicable notice and grace period, Tenant shall not be obligated to pay to Owner the second monthly installment of Minimum Rent as due under this lease.

40. TERM: (A) The term of this lease shall (i) commence on (the "Commencement Date") which shall be the first day of the month immediately following the date on which Owner's Work has been substantially completed (which, for the purposes hereof shall mean that the same are usable by Tenant), and (ii) May 30, 2006.

(B) As used in subparagraph (A) of this Article 40, Owner's Work shall be deemed substantially completed notwithstanding that only minor or insubstantial details of construction, or mechanical adjustment, remain to be performed.

(C) Owner and Tenant shall, within ten (10) days after request of the other party hereto execute and exchange an agreement in form reasonably satisfactory to Owner and Tenant confirming the Commencement Date and the Expiration Date of the term, and additional agreement in substantially the same form confirming the Rental Commencement Date (as hereafter defined). Either party's failure to timely execute any such agreement within a reasonable time after submission by the other shall be deemed a material default under this lease, except that if there is a bona fide question on the part of Tenant regarding the Rental Commencement Date, Tenant agrees that the Owner's determination of the Rental Commencement Date shall be determinative and binding unless another date is agreed upon by the parties.

(D) If Owner's Work shall be delayed due to any act or omission of Tenant or any of its employees, agents of contractors or any failure (not due to an act or omission of owner or any of its employees, agents or contractors) to plan or execute Tenant's Work diligently and expeditiously, which shall continue after owner shall have given Tenant reasonable written notice that such act, omission or failure would result in delay, and such delay shall have been unavoidable by Owner in the exercise of reasonable diligence and prudence, then Owner's Work shall be deemed to have been substantially completed on the date when same would have been substantially completed but for such a delay.

(E) Owner agrees to remove all movable partitions and fixtures, paint the premises with one coat of building standard white paint; and turn over demise to Tenant in "broom clean" condition.

41. Tenant's Installations: All work necessary or desirable to make the demised premises initially suitable for Tenant's use and occupancy and any other work which Tenant may be permitted to perform pursuant to the terms of this lease shall be performed by Tenant (or such party) at Tenant's (or such party's) own cost and expense (hereinafter called "Tenant's Work"). Tenant's Work to be performed by Tenant (or such party) in the demised premises or elsewhere in the building shall be subject to the following conditions in addition to those elsewhere set forth in this lease:

(A) Prior to commencing Tenant's Work, all plans and specifications therefore shall be submitted to Owner for Owner's prior written approval (which approval, if so required pursuant to Article 3, shall not be unreasonably withheld or delayed). The approval by Owner of any of Tenant's plans and specifications shall not constitute an assumption of any liability on the part of the Owner for their accuracy or their conformity with applicable law, and Tenant shall be solely responsible therefor. Approval by Owner of any Tenant's plans and specifications shall not constitute a waiver by Owner of the right to in good faith thereafter require Tenant to amend same to provide for omissions or errors therein later discovered by Owner.

(B) Tenant's Work shall be completed (i) with reasonable dispatch, (ii) in accordance with the plans and specifications submitted, to and approved in writing by, Owner pursuant to subparagraph (A) hereof. Owner reserves the right, from time to time, to inspect work in progress for the purpose of approving or disapproving the quality of workmanship and its conformity with approved plans, specifications and drawings. In the event Owner has a construction superintendent or other representative on the premises, Tenant's contractors will be subject to such construction superintendent's or representatives' reasonable rules and regulations as promulgated by him especially as to the orderly flow of work, utilization of on-site utilities, loading, unloading, and non-interference with Owner's performance of Owner's Work, or with the other tenants, occupants, customers, agents or invitees or any other parties lawfully in or upon the building.

(C) Owner shall reimburse to Tenant up to $10,000.00 toward the cost of Tenant's flooring or decorating, by way of a rent credit for the month following submission by Tenant of paid bills and required approvals for said work.

(D) All of Tenant's Work shall be done in such a manner so as not to materially interfere with, delay or impose any additional expense upon Owner in the maintenance of the building. In no event shall Owner be required to consent to any Tenant's Work which would physically affect any part of the building outside of the demised premises or would, in Owner's sole judgement, affect the proper functioning of any of the mechanical, electrical, sanitary or other systems of the building.

(E) Prior to commencing Tenant's Work, Tenant shall at its own cost and expense deliver to Owner an endorsement of its policy comprehensive general liability insurance referred to in this lease, covering the risk during the course of performance of Tenant's Work, together with proof of payment of such endorsement, which policy as endorsed shall protect Owner in the same amounts against and claims or liability arising out of Tenant's Work, and Tenant or Tenant's contractors shall obtain workmen's compensation insurance to cover all persons engaged in Tenant's Work.

(F) Notwithstanding anything in this lease to the contrary, Tenant shall make all repairs to the building necessitated by Tenant's Work permitted hereunder.

42. UTILITIES:

(A) It is expressly understood that, except as expressly provided for in Article 29 of this lease, Owner shall not supply to the demised premises any utilities or building services of any kind. Tenant agrees to make its own arrangements with the public utility company servicing the demised premises for the furnishing of and payment for all charges for electricity, and other utilities consumed by Tenant in the demised premises, except for those utilities or services which Owner is expressly obligated to supply pursuant to Article 29. Tenant shall, in addition, pay for the installation of any required meters, except as otherwise provided in Exhibit A. In no event shall Owner be responsible for charges for electricity, gas, steam, heat, water or any other utilities consumed in the demised premises by Tenant except for charges arising from owner's furnishing of the utilities or services owner is to provide in accordance with Article 29. All meters at the demised premises for the purpose of measuring tenant's consumption of the respective utilities (electricity, gas, steam, etc.), including the existing electric meter described above, shall be maintained by Tenant at Tenant's sole cost and expense, in a good order and condition. Tenant acknowledges that it has inspected the demised premises and the building of which the demised premises and the building of which the demised premises forms a part, and is satisfied as to the availability or the unavailability of utilities for use by Tenant in the operation of its business subject to Owner's compliance with its obligations under this lease. Owner makes no representations to Tenant as to the availability or unavailability of said utilities.

(B) Interruption or curtailment of any utility or service shall not constitute a constructive or partial eviction, nor entitle Tenant to any compensation or abatement of rent. In no event shall Tenant in any way interfere with or tie in to any electrical feeders, risers or other electrical installations within the building other than those which are metered for Tenant's use.

(C) Tenant shall not, without Owner's prior written consent in each instance which shall not be unreasonably withheld, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters copy machines, computers, a refrigerator and stove with cooking element, and similar small office machines using comparable electric current as long as the use thereof will not exceed the electrical capacity of the demised premises) to the building's electric distribution system nor make any alterations or addition to the electric system of the demised premises. Should Owner grant such consent, all additional riser or other equipment required therefor and all reasonable and customary costs associated with the installation of same shall be provided at Tenant's expense including, without limitation, expenses for filing and supervision, which shall be paid by Tenant one-half upon owner's demand the remainder upon substantial completion.

43. INCREASE IN TAXES: (A) As used in this lease:

(i) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the building and/or the land on which the building is situated by any other governmental bodies or authorities, excluding franchise taxes, income taxes and estate taxes. If at any time, during the term of this lease the methods of taxation prealtered so that in lieu of, or as an addition to or as a substitute for the whole or any part of taxes, assessments, levies, impositions or charges now levied, assessed or imposed (a) a tax, assessment, levy or otherwise on the rents received therefrom, or (b) a license fee measured by the rent payable by Tenant to Owner or (c) any other such additional or substitute tax, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof. If any assessment is payable in installments, only those installments affecting periods of time during the term of this lease shall be included in Taxes.

(ii) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

(iii) "Tenant's Share" shall be 9.1%.

(iv) "Base Tax" shall mean an amount equal to the Taxes as finally determined for the period July 1, 1999 - June 30, 2000.

(B) (i) If the Tax for any Tax Year shall be more than the Base Tax, Tenant shall pay as Additional Rent for such Tax Year an amount equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than Base Tax (the amount payable by tenant is hereinafter called the "Tax Payment"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Owner therefor, provided, however, that such payment shall be due no more than thirty days prior to the date the actual installment shall be due. In addition to and supplementing the foregoing, Owner may estimate the amount of the Tax Payment which will be due from Tenant to owner and notify Tenant of the amount so estimated. Thereupon, Tenant shall pay the amount so estimated to owner, in equal monthly installments, in advance, on the first day of each calendar month during the applicable Tax Year. Within sixty (60) days after the end of each Tax Year, Owner shall deliver a copy of Tenant of all tax bills for such Tax Year, together with statement showing the amount of Tenant's Tax Payment. If the amount of such monthly payments paid by Tenant Tax Payment. If the amount of such monthly payments paid by Tenant exceeds the actual amount due, the overpayment shall be credited on Tenant's next succeeding payment or, during the last year of the term, Owner will refund such excess to Tenant within thirty (30) days following the expiration of the term, if Tenant is not in default thereunder. If the amount of such monthly payments paid by Tenant shall be less than the actual amount due then Tenant shall be less than the actual amount due, then Tenant shall pay to Owner the difference between the amount paid by Tenant and the actual amount due within then (10) days after demand from Owner.

(ii) In the event the Base Tax is reduced as a result of an appropriate proceeding, Owner shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installments day immediately following receipt of a rent statement from owner setting forth the amount of said adjustment.

(C) Except as provided in (F) below, only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the land and the building. If during or after expiration of the lease Owner shall receive a refund for any Tax Year in which a Tax Payment shall have been made by Tenant, Owner shall repay to Tenant Tenant's Share of such refund after deducting therefrom the costs and expenses of obtaining such refund. If Owner should effect a reduction in assessed valuation (not to exceed the amount of savings in Taxes realized by Tenant.

(D) With respect to any period at the expiration of the term of this lease which shall constitute a partial Tax Year, Owner's statement shall apportion the amount of the additional rent due hereunder. The obligation to Tenant in respect to such additional rent applicable for the last year of the term of this lease or part thereof shall survive the expiration of the term of this lease.

(E) Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

(F) Provided tenants of the building which have leased more than fifty (50%) percent of the leaseable area in the building (the "Certiorari Quorum") shall request the same, in writing, Owner shall, and upon timely request by such tenants, Owner shall, within the respective times prescribed by law for such purposes:

(i) file an application with the Tax Commission of the City of New York, or with such other body as shall have the power to fix or review assessed valuations, for reduction of the assessed valuation of the building and the land, and

(ii) file a petition or other appropriated pleading for the purpose of obtaining a judicial review of such assessed valuation (any such judicial review being hereafter called a "Proceeding"). Owner shall provide Tenant with copies of any application, petition or other pleading filed pursuant to this Section. If any Proceeding has not been finally determined, whether by trial (including appeals) or by settlement, within, three years after the institution thereof by Owner, Owner shall, within thirty (30) days following request by Tenant specifically referring to this Section 43(F), notify Tenant:

(a) that Owner agrees to diligently prosecute such Proceeding to final determination, or

(b) that Owner does not intend to take any further action in connection with such Proceeding.

If Owner, pursuant to the next preceding sentence, shall notify Tenant that Owner does not intend to take any further action in connection with such Proceeding, Tenant may (as long as the Certiorari Quorum also desires to do so) (but shall not be obligated to) prosecute, settle, discontinue, abandon or otherwise bring such Proceeding to a final determination, and Landlord, at Tenant's sole cost and expense, shall cooperate with Tenant in such action as Tenant may reasonably propose for such purpose. The decision to settle any such continued Proceeding and the terms of such settlement which will be binding on the Certiorari Quorum shall be made by the building tenant in the Certiorari Quorum leasing the greatest area within the building. After reimbursement to Owner of such expenses as Owner may have incurred in connection with such Proceeding; Tenant shall be entitled to receive out of the remaining proceeds of any refund of Taxes resulting from such Proceeding, reimbursement for the reasonable costs and expenses incurred by Tenant in bringing such Proceeding.

44. EXPENSE ESCALATION:

(A) For the purposes of this lease:

(i) "Operating Expenses" shall mean any or all expenses (and taxes thereon, if any) incurred by Owner in connection with the maintenance, operation, repair (which for the purposes hereof shall include replacement where appropriate, subject to the provisions hereof with respect to amortization of capital expenditures), and management of the building including, but not limited to, all expenses incurred as a result of Owner's compliance with any of its obligations hereunder other than Owner's Work (as well as Owner's Work for other tenants of the Building), or under any other leases with and other tenants of the building, except as expressly limited hereinafter, and such expenses shall include, without duplication and without limitation: (a) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and other fringe benefits of employees of Owner (other than its executive-level employees) engaged in operation, maintenance and repair; (b) payroll taxes, workers' compensation, uniforms and dry cleaning for the employees referred to in subdivision (a); (c) the cost of all charges for steam, heat, ventilation, air conditioning, water (including sewer rental) or other utilities furnished to the building and/or used in the operation of any of the service facilities of the building and the cost of all charges for electricity furnished the public and service areas of the building and/or used in the operation, maintenance and repair of all of the service and other common facilities of the building, including any taxes on any of such facilities; (d) the cost of all charges for all insurance carried by Owner, including rent, casualty, war risk insurance (if obtainable from the United States government) and liability; (e) the cost (purchase price or rental) of all materials, supplies, tools, machinery and equipment used in connection with the operation, maintenance, repair and management of the building, and charges for telephone for the building; (f) the cost of all charges for interior and exterior landscaping and decoration, painting of non-tenant areas, window cleaning, building cleaning and service, repair and maintenance contracts; (g) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses; (h) professional and consulting fees, including legal and accounting fees other than those directly connected with financing (i) charges for independent contractors and labor costs incurred in performing work otherwise included within the definition of operating Expenses; (j) association fees or dues; (k) replacements and improvements which are necessary or appropriate for the continued operation of the building as a first class office building, including without limitation, those relating to the heating, air conditioning, mechanical and electrical systems and elevators (subject to the provisions hereof with respect to amortization of capital expenditures); and management fees for the management of the building.

(ii) Operating Expenses shall not include (1) costs of painting and decorating for any occupant's space or other alterations or improvements made to any rentable areas exclusively to prepare same for occupancy, or if not exclusively made for occupancy, the cost shall be equitably apportioned; (2) renting or similar commissions; (3) franchise taxes or income taxes of Owner; (4) real estate taxes (5) the cost of any items for which Owner was reimbursed by insurance or otherwise compensated (or would have been so reimbursed or compensated but for owner's default under its applicable insurance policy or failure to take reasonably prudent action, it being understood that a customary and prudent deductible is not to be deemed such a failure); (6) any cost representing an amount paid to an entity related to Owner which is in excess of the amount which would have been paid in the absence of such relationship; (7) advertising and promotional expenditures; (8) the cost of the items described in (i) above rendered or performed by Owner for the exclusive benefit of any other tenant in the building to the extent such items are in excess of those to be afforded or rendered to Tenant under this lease; (9) legal and accounting fees incurred by Owner in the preparation of leases or in disputes with tenants of the building; (10) expenditures for capital improvements except (A) those which under generally applied real estate practice are expensed or regarded as deferred expenses and (B) for capital improvements required by law or (C) for capital improvements which result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, on a straight line basis, over the useful life thereof with interest determined at the time of owner's having incurred said expenditure in accordance with Article 56. If during any Operational Year or during the Base Expense Year Owner shall not furnish any particular items(s) of work, service or otherwise incur item(s)of Operating Expense due to the fact that construction of portion(s) of the building is not completed, or such portions(s) is not occupied or leased, or because any such item is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such items, or for other reasons, then for the purpose of computing the additional rent payable hereunder, the amount of Operating Expenses for such item(s) for such period shall be increased by an amount equal to the additional operating, maintenance, and other expenses which would reasonably have been incurred during such period by Owner if it has at its own expense furnished such item(s) to such portion of the building.

(iii) "Operational Year" shall mean each full calendar year during the term of this lease occurring after the "Base Expense Year." The Base Expense Year shall mean the 1999 calendar year.

(iv) "Tenant's Projected Share of Operating Expenses" shall mean the amount which Owner estimates will be the amount of Tenant's Operating Expense Payment (as hereinafter defined) for an Operational Year.

(B) After the expiration of the Base Expense

Year and any Operational Year, Owner shall furnish Tenant a statement prepared by its accountant (or, if not prepared by such accountant, certified by Owner to its knowledge) setting forth the aggregate amount of the Operating Expenses for such Base Expense Year or Operational Year as the case may be. Each statement furnished under this Article 44 is hereinafter called an "Operating Statement." Each Operating Statement shall at least allocate Operating Expenses into the following categories: (i) payroll, (ii) utilities, (iii) repairs and maintenance, (iv) insurance, (v) management, etc., (vi) legal and accounting, (vii) depreciation of capital expenditures.

(C) Tenant shall pay, as Additional Rent for any Operational Year, an amount equal to Tenant's Share (as defined in Article 43 hereof) of the amount, if any, by which the Operating Expenses for such Operational Year exceeded the Operating Expenses during the Base Expense Year. The amount so payable by Tenant is hereinafter called the "Operating Expense Payment". The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the term of this lease. The Operating Expense Payment shall be payable by Tenant within fifteen (15) days after receipt of the Operating Statement.

(D) Notwithstanding and supplementing the provisions of subparagraph (C) of this Article, commencing with the Operational Year immediately following the Base Expense Year and continuing throughout the term thereafter, Tenant shall pay to Owner Tenant's Projected Share of Operating Expenses. Tenant's Projected Share of Operating Expenses shall be payable in equal monthly installments in advance on the first day of each month. Owner may notify Tenant of Tenant's Projected Share of Operating Expenses in advance of the commencement of any Operational Year. Tenant's Projected Share of Operating Expenses in any year shall not exceed 110% of Tenant's Share of the prior year's Operating Expenses (whether or not Tenant was obligated to pay such share with respect to such prior year). If Owner fails to do so prior to the commencement of the first operational Year then no such monthly payments shall be due until ten (10) days after such notice as given (it being understood and agreed that at that point in time Tenant shall pay to Owner all monthly installments which would have been paid if Owner had notified Tenant in advance of the commencement of such first Operational Year). If Owner fails to give such notice prior to the commencement of any subsequent Operational Year, then Tenant shall nevertheless continue to pay on account of such amount the same amount, if any, which was theretofore being paid by Tenant as Tenant's Projected Share of Operating Expenses for the prior Operational Year until the next such notice is given by Owner, at which time Tenant shall forthwith pay any arrearages which may have accrued. If the Operating Statement furnished by Owner to Tenant at the end of any Operational Year shall indicate that the aggregate of Tenant's Projected Share of Operating Expenses paid for such year exceeded the Operating Expense Payment, Owner shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Owner to Tenant hereunder shall indicate that the Operating Expense Payment exceeded the aggregate of Tenant's Projected Share of Operating Expenses paid during the then Operational Year, Tenant shall forthwith pay the amount of such excess to Owner.

(E) Every Operating Statement given by Owner shall be conclusive and Tenant unless (i)within 30 days after the receipt of such Operating Statement Tenant shall notify Owner that it disputes the correctness of the Operating Statement, specifying the particular aspects in which Tenant believes the Operating Statement to be incorrect, in comparable detail to the detail contained in the Operating Statement in dispute, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration pursuant to the standard guidelines of the American Arbitration Association within 90 days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within 15 days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Owner shall, on demand, as Tenant's sole right and remedy in connection with any inaccuracy in any Operating Statement, pay Tenant the amount of Tenant's overpayment of rents, if any with interest, resulting from compliance with the Operating Statement. Owner agrees to grant Tenant reasonable access to Owner's records pertaining thereto for the purpose of verifying operating Expenses incurred by owner which records shall be kept at Owner's office.

45. WAIVER OF SUBROGATION: Each party hereby releases the other party (which term as used in this Article includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releaser carries with respect to the demised premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releaser to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof of the amount of the extra cost, and the other party at its election, may pay the same, but shall not be obligated to do so.

46. INSURANCE: (A) Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force during the term hereof naming owner and Tenant as insured parties (and any other parties as Owner shall designate to be added as insured parties):

(i) a fire and other casualty policy insuring the full replacement value of the Tenant's Work and all of the furniture, trade fixtures and other personal property of Tenant located in the demised premises and the building against loss or damage by fire, theft and such other risks or hazards as are insurable under present and future forms of "All Risk" insurance policies, such policy to have a deductible of no more than $1,000.00; and

(ii) a comprehensive general policy of liability insurance protecting Owner and Tenant against any liability whatsoever occasioned by accident on or about the demised premises or any appurtenances thereto, including, without limitation, blanket contractual liability coverage, independent contractor's coverage, broad form property damage and personal injury coverage, and the amounts of liability thereunder shall not be less than the combined single limit amount of $3,000,000.00 in respect of any one occurrence for bodily or personal injury (including death and property damage).; and in addition, during such time as Tenant shall be performing Tenant's Work or any other construction in the demised premises, Tenant shall carry builder's all-risk insurance, completed value form, covering all physical loss in an amount reasonably satisfactory to Owner.

(B) In addition, Tenant will, at Tenant's expense, maintain at all times workers' compensation insurance within statutory limits covering all persons employed, directly or indirectly, in connection with any of Tenant's Work or any repair or alteration authorized by this lease or consented to by Owner, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Owner or Tenant.

(C) The minimum limits of insurance described above shall be subject to increase at any time, and from time to time, after the third anniversary of the Commencement Date, if Owner shall reasonably deem same necessary for adequate protection or if required by Overlandlord. Within thirty (30) days after demand therefor by Owner, Tenant shall furnish Owner with evidence of compliance with such demand.

(D) Prior to the time any such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to owner either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be cancelled or modified except upon thirty (30) days' written notice to Owner, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. If Tenant provides a certificate, such certificate must contain a provision exculpating the insured(s) from liability resulting from failure to act after notice and other liability customarily exculpated by insurers in such certificates.

(E) The comprehensive general liability coverage maintained by Tenant shall specifically insure the contractual indemnity obligations of Tenant set forth in this lease.

47. NON-WAIVER AND SURVIVAL OF ADDITIONAL RENT OBLIGATIONS: Owner's failure during the lease term to prepare and deliver any of the tax bills, statements, notices or bills or owner's failure to make a demand, shall not in any way cause Owner to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Tenant's liability for the additional rentals so due shall survive the expiration of the lease term. Any monetary obligations owed by Owner to Tenant shall survive the expiration of the lease term.

48. MECHANICS LIENS: (A) Nothing in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Owner, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the building or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Owner's interest in the demised premises or the building or land. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the demised premises or building at any time from the date hereof until the end of the term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. In connection with engaging any party to perform any labor or furnish any materials for any construction, rebuilding, alterations or repair of or to the building or any part thereof by Tenant represents, warrants and covenants that Tenant will obtain a written agreements from such party and deliver a true and complete signed original counterpart thereof to Owner prior to such party being allowed to so perform labor or furnish materials, pursuant to which, among other things, such party acknowledges in substance the following:

(i) The Contractor acknowledges that this Contract is with and only with Tenant, which is independent of the owner of the subject property, but, however, said owner may rely on the provisions of this Contract as a third party beneficiary.

(ii) All documents herein executed on behalf of the work to be done are and will be on behalf of Tenant. The building owner shall be under no personal liability (as such) with respect to any of the provisions of this contract and, in the event of any dispute, Contractor shall look solely to Tenant for satisfaction of remedies or rights hereunder without any exception whatsoever.

(iii) Contractor acknowledges that any liens for labor and/or materials in connection with the work to be performed with respect to the project may only be asserted against the leasehold estate or any sub-part of said estate and not against the fee, reversionary or any interest superior to the leasehold estate.

(iv) Contractor shall maintain the following insurance for protection from claims by any persons, including but not limited to, claims arising out of Contractor's work:

(a) Worker's or Workmen's Compensation and Disability covering all employees who are engaged in any work under any contract relating to the building.

(b) Comprehensive General Liability covering bodily injury (including death), occupational sickness or disease and covering property damage to the building or other property in an amount not less than $5,000,000.00 combined single limit.

(c) Comprehensive Automobile Liability including owned, non- owned and hired vehicles with respect to bodily injury, death or property damage in an amount not less than $5,000,000.00 combined single limit.

Contractor shall maintain the aforementioned insurance with insurance companies qualified to do business in the State of New York. Each company shall have a best rating of B or better. Contractor shall deliver the policy or policies or duly executed certificates for the same to Tenant. All of said insurance shall provide that it shall not be subject to cancellation, lapsing, termination or change except after at least sixty (60) days' prior written notice to Tenant. The coverage's stated above shall be provided by Contractor for and on behalf of Contractor and all subcontractors, if any, of Contractor. All said polices shall name Owner as additional insured and any other parties designated by Owner.

49. EXCULPATORY CLAUSE: If Owner shall be an individual, joint venture, tenancy-in-common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities, or a corporation, Tenant shall look only to such Owner's estate and property in the building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of owner and Tenant hereunder or Tenant's use or occupancy of the demised premises.

50. BROKER: Tenant and Owner covenant warrant and represent to each other that there was no broker except Martin Fisher, licensed real estate broker, and Marc Maclean, licensed real estate broker, of Fisher Real Estate Services (the "Brokers"), instrumental in consummating this lease, and no conversations, or negotiations were had with any broker except the Brokers concerning the renting of the demised premises. Tenant and Owner agree to indemnify, defend and hold and save the other harmless against any and all liability from any claims of any broker, except the Brokers, who claim to have dealt with Tenant (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the renting of the demised premises). Based upon such representation, Owner has agreed to pay a brokerage commission to the Brokers pursuant to separate agreement.

51. OWNER'S CONSENT: If Tenant requests Owner's consent or approval to alterations or any other matter or thing requiring Owner's consent or approval under this lease other than assignment, subletting, and the initial Tenant's Work, and if in connection with such request Owner seeks the advice of its attorneys, architect and/or engineer, or seeks other assistance or information, then Owner, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Owner in connection with such request) that Tenant pay the fee of Owner's attorneys, architect and/or engineer and the cost of obtaining such other assistance or information in connection with the consideration of such request and/or the preparation of any documents pertaining thereto. Anything to the contrary contained herein notwithstanding, in each instance in which Tenant is required to pay attorney's fees incurred by Landlord pursuant to the terms of this Article, Tenant shall not be required to pay more than $1,000.00 of such attorney's fees.

52. CONFLICT OF TERMS: In the event any term, covenant, condition or agreement contained in this rider to the lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this lease, then the parties agree that the rider provision shall prevail.

53. TENANT'S REMEDIES: With respect to any provision of this lease which provides, in effect, that Owner shall not unreasonably withhold or unreasonably delay any consent or any approval or which requires Owner to otherwise act reasonably in any way, Tenant in no event, shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counter claim or defense, based upon any claim assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval or otherwise acted unreasonably; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. With respect to any provision of this lease which requires Tenant to be bound by a determination of Owner or any representative of Owner or which describes any right of Owner or obligation of Tenant, and where such determination, right or obligation is expressly or impliedly qualified in any way by some independent objective standard (such as reasonableness or necessity), if Tenant disputes that it is obligated to comply with any of its obligations because such independent standard has not been met, Tenant shall nevertheless be obligated to comply pending resolution of the dispute and Tenant's sole remedy for such failure shall be to seek relief as set forth above in this Article and Tenant shall only be precluded from making a claim for money damages with respect to a claim concerning Owner's obligation to act in accordance with such independent objective standard. If Tenant fails to so comply, then Tenant shall be deemed in default of a material obligation of this lease and Owner shall be entitled to all appropriate remedies notwithstanding the fact that Tenant may at a later point in time establish that the objective standard was not met. If Tenant fails to comply pending resolution of the dispute, Tenant shall, in addition, indemnify and hold Owner harmless from and against any additional cost, expense, damage (including consequential) or liability which Owner may incur as a result of such non-compliance.

54. TENANT'S OPERATING OBLIGATIONS: Tenant covenants and agrees that during the term to this lease:

(A) Tenant shall not misuse plumbing facilities or dispose of any foreign substances therein. Tenant shall not permit any food, waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing that it installs in good order, repair and condition, and repair any damage resulting from any violation of this paragraph. Tenant shall make any repairs to the other plumbing in the building, if damage results from Tenant's improper use of such plumbing.

(B) Tenant will retain an exterminating service which will service the demised premises on a regular basis throughout the term so as to keep the demised premises reasonably free of vermin.

(C) Except in connection with Owner's Work, if gas is used in the demised premises, Tenant shall install gas cut-off devices (manual and automatic).

(D) Tenant agrees that it will independently contract for the removal of all rubbish, refuse, garbage and waste from the demised premises. The removal of such rubbish, refuse, garbage and waste shall be subject to such reasonable, non- discriminatory, rules and regulations as, in the reasonable judgment of Owner, are necessary for the proper operation of the building. Tenant further agrees not to permit the accumulation of any rubbish or garbage in, on or about any part of the demised premises.

(E) Prior to and throughout the term, it shall not knowingly take any action which would violate Owner's union contract, if any, affecting the building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of the Owner or any other tenant or occupant in the building or with the rights and privileges of any person(s) lawfully in said building, nor cause any impairment or reduction of the good name of the building.

(F) Tenant agrees that Owner shall have the right to prohibit the continued use by Tenant of any method of operation or advertising if, in owner's reasonable opinion, the continued use thereof would impair the reputation of the building in which the demised premises are located, or is otherwise out of harmony with the general character thereof, upon notice from Owner, Tenant shall forthwith refrain from or discontinue such activities.

55. ADDENDUM TO ARTICLES 18 AND 22: If Tenant shall defaulting surrendering the demised premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Owner, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this lease applicable thereto, except the Minimum Rent shall be twice the Base and Additional Rent, pro-rated per day, and no extension or renewal of this lease shall be deemed to have occurred by such holding over. Should Tenant fail to pay when due any installment of Minimum Rent, Additional Rent, or any other sum payable to Owner under the terms of this lease, then interest shall accrue from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of two (2) cents for each dollar overdue to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Owner at the time of payment of the delinquent sum. If Tenant shall issue a check to Owner which is returnable unpaid for any reason, Tenant shall pay Owner an additional charge of $100.00 for Owner's expenses in connection therewith.

56. INTEREST: Whenever this lease refers to "interest" (whether payable by Owner or Tenant) same shall be computed at a rate equal to the "Prime Rate" (as hereinafter defined) plus three (3%) percent except where otherwise in this lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant or Landlord (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this lease) should be unlawful, i.e., violation of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the so called "prime rate" being charged at the time in question by Chase Manhattan Bank, N.A. for short term ninety (90) day unsecured loans made to its preferred corporate customers.

57. SAVING PROVISION: If any provision of this lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and-every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

58. LEASE NOT BINDING UNLESS EXECUTED: Submission by Owner of the within lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Owner and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

59. ADDENDUM TO ARTICLE 11: In the event Tenant shall desire to sublet all or any part of the demised premises or to assign this lease, the following procedures and provisions shall apply:

A. Tenant shall give notice thereof to Owner (hereinafter referred to as the A/S Notice"), which notice shall be accompanied by a statement setting forth all of the business terms of the proposed assignment or subletting (and, if the same is in existence, a conformed or photostatic copy of the offer to assign or sublet, signed by the prospective assignee or sublessee, setting forth all of the business terms thereof),

(i) (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises, and

(ii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. In the event Tenant gives such notice, then Owner shall have the right to cancel and terminate this lease in connection with a proposed assignment of this lease or in connection with a proposed subletting of at least substantially one full floor within the demised premises for substantially the remainder of the term of this lease (a "Recapturable Sublease") to cancel this lease with respect only to the space Tenant is proposing to sublet by causing the early expiration of the term hereof with respect to the entire demised premises (in connection with a proposed assignment) or the applicable portion of the demised premises (in connection with a proposed subletting). Such option shall be exercised within thirty (30) days after Owner's receipt of such notice from Tenant, and in such event the term of this lease shall expire with respect to the space affected, at Owner's option, to be set forth in Owner's notice of cancellation on either the date of the proposed assignment or subletting or the date which is the last day of the calendar month which is ninety (90) days after owner gives notice of cancellation. In the event of a cancellation of this lease with respect only to a portion of the demised premises, upon the cancellation becoming effective, the space so recaptured, shall no longer be a part of the demised premises and the following requirements of this lease shall be appropriately reduced in proportion to the reduction of space demised: (i) Minimum Rent, (ii) Tenant's Share, (iii) the amount of the required security deposit, (iv) the number of directory listings which Tenant may receive, (v) the Minimum Rent required pursuant to Article 55.

(B) If Owner does not exercise its option to cancel, if applicable, and provided that Tenant is not in default of any of Tenant's obligations under this lease beyond any applicable notice and period to cure, Owner's consent (which must be in writing and in form reasonably satisfactory to Owner and Tenant) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(i) Tenant shall have complied with the provisions of paragraph (A) above and shall have delivered to Owner a copy of the proposed assignment or sublease;

(ii) In Owner's reasonable judgment the proposed assignee or subtenant is engaged in business and the demised premises, or the relevant part thereof, will be used in a manner which (a) is in keeping with the then standards of the building, (b) is limited to a use expressly permitted under this lease, and (c) will not violate any negative covenant as to use contained in any other lease of space in the building of which Owner has notified Tenant;

(iii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved and Owner has been furnished with reasonable proof thereof;

(iv) The proposed assignee or sublessee is not then an occupant of any part of the building;

(v) The proposed assignee or sublessee is not a person with whom Owner is then negotiating to lease space in the building;

(vi) The form of the proposed sublease shall be in form reasonably satisfactory to Owner and shall comply with the applicable provisions of this Article;

(vii) The proposed assignee or subtenant is not any of the following types of users: (a) governmental or quasi-governmental; (b) charitable; (c) non-profit; (d) political or political action; (e) clinical; (f) health care; and/or (g) messenger service.

(C) Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Minimum Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this-lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting or any other subletting permitted pursuant to the terms of this lease, no other and further subletting of the demises premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article and Article

(D) With respect to each and every sublease or subletting authorized by Owner under the provisions of this lease, it is further agreed:

(i) No subletting shall be for a term ending later than one day prior to the expiration date of this lease;

(ii) No sublease shall be valid, and no subtenant shall take possession of the sublet premises or any part thereof, until an executed counterpart of such sublease has been delivered to owner;

(iii) Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the rights, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

(E) If Owner shall give its consent to any sublease, Tenant shall, if such sublease is not a Recapturable Sublease, in consideration therefor pay to owner, as additional rent an amount equal to fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of (a) the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property), less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less (b)the reasonable expenses, if any, actually incurred by Tenant, for legal fees, any construction costs in preparing the premises subleased for occupancy, and any rent concession or any brokerage commissions, amortized over the term of the sublease. The sums payable hereunder shall be paid to owner as and when payable by the subtenant to Tenant.

(F) If Tenant is a corporation, the provisions of Articles 11 and 59 with respect to obtaining Owner's consent shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this lease except that (i) Owner's right to cancel pursuant to paragraph (A) of this Article in connection with such transfer shall not apply to any such sale of stock made principally for bona fide business reasons other than to circumvent the provisions of this lease and (ii) Owner's consent shall not be required if such stock transfer is made to a transferee which would be entitled to receive an assignment of this lease without Owner's consent if the transfer were structured as an asset transfer. The provisions of Articles 11 and 59 with respect to Owner's consent and right to cancel shall not apply to an assignment of this lease to a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (b) the net worth of Tenant herein named on the date of this lease, and (ii) proof satisfactory to Owner of such net worth shall have been delivered to Owner at least 30 days prior to the effective date of any such transaction

(G) Any assignment or transfer, whether made with Owner's consent or without Owner's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement in form and substance reasonably satisfactory to Owner whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed from and after the date of the assignment and whereby the assignee shall agree that the provisions of Articles 11 and 59 shall, notwithstanding such assignment or transfer continue to be binding upon the assignee, as tenant in respect of all future assignments and transfers, The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Minimum Rent and/or additional rent by owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Minimum Rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed to the extent not performed or paid by such assignee, transferee or other party.

(H) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Ownerincreasing any of the obligations of, this lease, or by any waiver or failure of Owner to enforce any of the obligations of this lease except if made between Owner and Tenant.

60. ADDENDUM TO ARTICLES 6 AND 15: Anything to the contrary contained in this lease, Owner state that on the date Owner delivers possession of the demised premises to Tenant the demised premises are in compliance with all then existing laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and regulations of the New York Board of Fire Underwriters.

61. ADDENDUM ARITICLE 28: Notices or other written communications sent by mail shall be deemed given three (3) days after mailing or upon receipt, whichever is earlier. A copy-of all -notices sent to Tenant shall be sent _____________to such substitute counsel as may hereafter be designated in a written notice. A copy of all notices sent by Tenant to Owner shall be sent to: Richard Sharken 120 Fifth Avenue, New York, New York 10011 or to such substitute as may hereafter be designated in a written notice. All notices to be given under this lease shall be in writing.

62. ADDENDUM TO ARTICLE 7 AND 37: (A) If a superior lessor or a superior mortgagee shall succeed to the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment.

63. DIRECTORY: So long as Tenant shall have duly kept and performed all of the terms, conditions, covenants, agreements and provisions to be kept and performed by Tenant under this lease, Tenant shall have the right to five (5) listings on the lobby directory of the building of which the demised premises are a part at no cost, and the right to an additional five (5) listings at a charge of $20 per listing, per annum. The listing of one or more names of persons other than Tenant on such lobby directory shall not be construed as consent by Landlord to an assignment or a subletting by Tenant to such person or persons. If during the term of the lease Tenant shall request changes in the listings, Owner shall provide Tenant with such changes and Tenant shall pay to Owner therefor a charge which is customarily charged to all other tenants in the building.

64. ADDENDUM TO ARTICLE 33: Owner shall not discriminate in enforcing any rules or regulations or promulgate discriminatory rules or regulations. Owner shall not promulgate new rules or regulations which shall unreasonably interfere with the conduct of Tenant's business in the demised premises.

65. ADDENDUM TO ARTICLE 16: Anything to the contrary contained herein notwithstanding, provided Tenant shall not be in default under any other term, covenant or condition of this lease, Owner shall not exercise its right of cancellation under this Article.

66. ADDENDUM TO ARTICLE 25: The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease set forth, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The payment by Tenant of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Tenant unless such waiver be in writing signed by Tenant.

67. ADDENDUM TO ARTICLE 3: Anything in this lease to the contrary notwithstanding, Tenant shall not be required to obtain Owner's consent for alterations which are decorative in nature, which for the purposes of this lease shall mean, painting, wall coverings, flooring, window treatment, changes of existing light fixtures, telephones and computer systems and moveable partitions at least three feet below ceiling height. Tenant shall not be required to remove Owner's Work from the demised premises and Tenant may, as a part of, and subject to the requirements of any installations, alterations or improvements made by Tenant provided Tenant repairs any damage caused by such removal and restores the demised premises to their former condition, reasonable wear and tear excepted.

68. ADDENDUM TO ARTICLES 4 AND 13: Except if in connection with a default by Tenant under this lease, if Owner desires to perform repairs, alterations and improvements or to enter into the demised premises for the purpose of making voluntary replacements or voluntary improvements not otherwise required for the proper operation of the building, Owner agrees that the performance of any of same will not unreasonably inconvenience Tenant or unreasonably interfere with the conduct of its business (giving due consideration to both Owner's and Tenant's needs). Except in the event of an emergency, Owner will furnish at least five (5) days' advance notice to Tenant so that Tenant can make adequate preparations therefor. Owner shall repair any damage caused by Owner's entry. Owner's obligation to maintain and repair the building HVAC system shall include the HVAC system servicing the demised premises.

69. 24 HOUR ACCESS: Tenant shall have access to the demised premises twenty- four (24) hours a day, seven (7)days a week subject to Owner's non- discriminatory and reasonable rules and regulations relating thereto as long as same do not deprive Tenant of access on a twenty-four (24) hour a day, seven (7) day a week, basis. Entry to the building on business days before 7:00 A.M. and after 6:00 P.M. (subject to reasonable modification as to hours by Owner) and on all other non-business days will be restricted by Owner to those individuals possessing building passes or those the building by tenants or other occupants of the building. If the street entrance to the building lobby is closed by Owner, Owner will make appropriate arrangements and post appropriate signs to provide access and directions from the lobby of the building known as 122 Fifth Avenue to the lobby of the building.

70. ADDENDUM TO ARTICLE 10: (A) Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in a separate condemnation proceeding, Tenant's moving expenses, and the value of Tenant's trade fixtures, or Tenant's alterations, installations and improvements which do not become part of the building or property of Owner.

(B) If the temporary use or occupancy of all or any part of the demised premises shall be so taken, (a)the demised term shall not be reduced or affected in any way except as provided in (d) below, (b) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all rents and additional rents when due, (c) Tenant shall be entitled to receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises (it being agreed that Tenant shall be solely responsible to make such restoration), compensation for the use and occupancy of the demised premises and for any taking of tenant's property, except that, if the temporary period of taking shall extend beyond the expiration of the term of this lease, the portion of the award representing compensation for the use and occupancy of the demised premises shall be apportioned between owner and Tenant as of said expiration date of said term and Owner shall receive that portion of the award which represents reimbursements for the cost of restoration of the demised premises (in which event Owner shall do such restoration), and (d) if the date of taking shall occur during the last two (2) years of the term of this lease, Tenant may elect to cancel this lease by notice of election given by Tenant to Owner not later than thirty (30) days after the date when the right to possession shall vest in the condemning authority. Upon the giving of such notice, this lease shall terminate on the thirtieth day following the date of such notice and the Minimum Rent and Additional Rent shall be apportioned as of such termination date. Owner shall be entitled to receive that portion of such award which shall be payable for and on account of any period after such termination date.

OWNER:
Witness:	120 PARTNERS
_____________________	/s/ William L. Haines By:_________________________ Member

TENANT:
Witness:	foreignTV.com
__________________	/s/ Marc D. Leve By:__________________________ Marc D. Leve Title: Vice President, Legal Affairs

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 28/th/ day of April, 1999, before me personally came Marc D. Leve, to me known to be the individual who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he is the Vice President of foreignTV.com, Inc., the Delaware corporation described in and which executed the foregoing instrument; and that he had authority to sign the same and that he signed his name thereto by order of the board of directors of said corporation.

/s/ Linda D. Getraer
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Notary Public

Linda D. Getraer
Notary Public, State of New York
No. 01GE5065820
Qualified in Kings County
Commission expires September 16, 2000

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of May, 1999, before me personally came William Haines, to me known, who, being by me duly sworn, did depose and say that he is a member of 120 Partners, the New York limited liability company described in and which executed the foregoing instrument; and that he that he had authority to sign the same.

/s/ John V. Luisi Notary Public ---------------------------------------- John V. Luisi Notary Public, State of New York No. 43-4961360 Qualified in Richmond County Commission Expires February 2, 2000

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	/s/ William Haines ---------------------------------------- 120 Partners

foreignTV.com Inc. ----------------------------------------
Witness for Tenant:

----------------------------------------	By: /s/ Marc D. Leve ---------------------------------------- Marc D. Leve, Esq., Vice President-Legal Affairs

ACKNOWLEDGEMENTS

CORPORATE OWNER
S TATE OF NEW YORK, ss.:
County of

On this ______ day of _____ before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he resides in _______________________; that he is the _____________ of _____________ the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of

On this 30th day of May, 1999, before me personally came William to be known and known to me to be the individual described in and who, as MEMBER, executed the foregoing instrument and acknowledged to me that __________________________ he executed the same.

/s/ John V. Luisi
----------------------------------------
John V. Luisi
Notary Public, State of New York
No. 43-4961360
Qualified in Richmond County
Commission Expires February 2, 2000

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this 29 day of April, 1999, before me personally came Marc D. Leve to me known, who being by me duly sworn, did depose and say that he resides in New York, NY that he is the Vice President of foreignTV.com, Inc. the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Linda N. Getraer
----------------------------------------
Linda N. Getraer
Notary Public, State of New York
No. 01GE5065820
Qualified in Kings County
Commission Expires September 16, 2000

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this ________ day of ________, 19____ before me personally came ________________________ to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________________ he executed the same.

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant," As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:_________________________________ 19_____

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Guarantor

----------------------------------------
Witness

----------------------------------------
Guarantor's Residence

----------------------------------------
Business Address

----------------------------------------
Firm Name

STATE OF NEW YORK	)	ss.:

COUNTY OF	)

On this __________ day of ______, 19____, before me personally came _________________________ to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

----------------------------------------
Notary

[GRAPHIC] IMPORTANT - PLEASE READ [GRAPHIC]

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premise clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises reasonably or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof. Security system may be installed by Tenant.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's reasonable opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week lays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows if the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling if waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

[GRAPHIC] OFFICE [GRAPHIC]
LEASE

The Real Estate Board of New York, Inc.

(c) Copyright 1994. All rights Reserved.
Reproduction in whole or in
part prohibited

Dated	19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by _________________________

Checked by _______________________

Entered by ________________________

Approved by _______________________